EXHIBIT 3.1


     FILED
IN THE OFFICE OF THE
  SECRETARY OF
  STATE OF THE
 STATE OF NEVADA
  MAR 30 1999
                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                          ALT TELECOMMUNICATIONS, INC.
                             (A Nevada Corporation)


No. C22258-95
---------------
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE


         APC TELECOMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The Board of Directors of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from APC TELECOMMUNICATIONS, INC. to INNOFONE.COM, INCORPORATED, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended to provide as follows:

         FIRST. The name of this corporation is INNOFONE.COM, INCORPORATED."

         B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

         C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 9,885,000 shares of common stock outstanding and entitled to vote and the holders of a majority of the Corporation's 5,000,000 shares of Series A, Voting Convertible Preferred Stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78.390 of the General Corporation Law of Nevada.

         IN WITNESS WHEREOF, APC TELECOMMUNICATIONS, INC has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.


                                    APC TELECOMMUN ATIONS, INC.

                                    By /s/ Larry Hunt
                                       ---------------------
                                       Larry Hunt, President


By John D. Brasher Jr.
----------------------------------------
John D. Brasher Jr., Assistant Secretary

                                ACKNOWLEDGMENTS

STATE OF ONTARIO           )
                           ) ss.
COUNTY OF YORK REGION      )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Larry Hunt, the President and Chief Executive Officer of APC TELECOMMUNICATIONS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free a t and deed and that the statements therein set forth are true and correct.

         IN WITNESS HEREOF, I have hereunto set my hand and seal on March 23, 1999.


By /s/ Richard G. Quinney
   ----------------------
         NOTARY PUBLIC Richard G. Quinney, commissioner, etc., Province of Ontario, for Quinney & Associates Ltd. Trustee in Bankruptcy and Collins Barrow, Chartered Accountants, affiliates. Expires April 30, 2001.

(SEAL)

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared JOHN
D. BRASHER JR., the Assistant Secretary of APC TELECOMMUNICATIONS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on March 23, 1999.


/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------

(SEAL OF THE NOTARY PUBLIC STATE OF COLORADO)

     FILED
IN THE OFFICE OF THE
  SECRETARY OF
  STATE OF THE
 STATE OF NEVADA
  JUN 18 1998
                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       Of
                             PROPAINT SYSTEMS, INC.
                             (A Nevada Corporation)

No. C22258-95
---------------
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

         PROPAINT SYSTEMS, INC., a corporation organized on December 18, 1995, and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The shareholders of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from PROPAJNT SYSTEMS, INC. to APC TELECOMMUNICATIONS, INC., declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of due corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended to provide as follows:

         "FIRST/ The name of this corporation is APC TELECOMMUNICATIONS, INC."

         B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

         C. The foregoing Certificate of Amendment was on June 17, 1998, duly approved by means of written consent in lieu of a meeting of the holders of a majority of the Corporation's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78390 of the General Corporation Law of Nevada.

         IN WITNESS WHEREOF, FROPATNT SYSTEMS, INC. has caused this Certificate of Amendment to be signed by its Vice President, and attested by its Assistant Secretary, as of the date below.

DATED:   June 17, 1998
                                         PROPAINT SYSTEMS, INC.
                                         By /s/ John D. Brasher Jr.
                                            -----------------------
                                            John D. Brasher Jr., Vice President

ATTEST:


By /s/Elisabeth M. Crosse
   -------------------------------------
   Elisabeth Crosse, Assistant Secretary

(SEAL FOR PROPAINT SYSTEMS, INC NEVADA 1995)

                                 ACKNOWLEDGMENT

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared John
D. Brasher Jr., the Vice President of PROPAINT SYSTEMS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WIWREOF, I have hereunto set my hand and seal on June 17, 1998.


/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------


(SEAL JENNIFER S. MYERS NOTARY PUBLIC STATE OF COLORADO)



                                 ACKNOWLEDGMENT

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, a Notary Public duty commissioned and qualified in and for the above jurisdiction, personally came and appeared Elisabeth M. Crosse, the Assistant Secretary of PROPAINT SYSTEMS, INC., who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 17, 1998.


/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------

(SEAL JENNIFER S. MYERS NOTARY PUBLIC STATE OF COLORADO)

     FILED
IN THE OFFICE OF THE
  SECRETARY OF
  STATE OF THE
 STATE OF NEVADA
  JUN 18 1998
                          ============================
                             PROPAINT SYSTEMS, INC.
                          ============================

No. C22258-95
---------------
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                             PROPAINT SYSTEMS, INC.


         PROPAINT SYSTEMS, NC., a corporation organized on December 18, 1995, and existing under and by virtue of the Nevada General Corporation Law, does hereby certify that:

         A. The name of the corporation is PROPAINT SYSTEMS, INC.

         B. Under authority of Section 78.195 of the Nevada General Corporation Law, Article FIFTH, Part I of the Certificate of Amendment to the Corporation's Certificate of Incorporation expressly vests authority in the Board of Directors to prescribe the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's preferred shares, without shareholder approval.

         C. The Board of Directors of the Corporation has, by the unanimous written consent of its members taken on June 14 1998, pursuant to Section 78.315 of the Nevada General Corporation Law, duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation designating and establishing a series of preferred stock consisting of 5,000,000 preferred shares known as the "SERIES A, VOTING CONVERTIBLE PREFERRED STOCK".

         D. The Corporation submits this Certificate of Amendment to its Certificate of Incorporation for the purpose of establishing and designating such series of preferred stock as required by Section 78.1955 of the Nevada General Corporation Law.

         E. A copy of the "Resolution of the Board of Directors Establishing a Series of Shares of Preferred Stock of PROPAINT SYSTEMS, INC." dated as of June 16, 1998, setting forth the text of the amendment prescribing the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A, Voting Convertible Preferred Stock, is attached hereto as EXHIBIT A and is incorporated by reference in this document as if fully set forth herein.

         F. No shares of the Series A, Voting Convertible Preferred Stock have been issued. No approval of the corporation's shareholders is necessary in regard to this amendment or its filing with the Nevada Secretary of State.

         WHEREOF, the undersigned have executed this Certificate of Amendment as of June 17, 1998.

                                          PROPAINT SYSTEMS IN

                                          By /s/ John D. Brasher Jr.
                                             -----------------------
                                             John D. Brasher Jr., Vice President


(SEAL PROPAINT SYSTEMS, INC. NEVADA 1995)

By /s/Elisabeth M. Crosse
   -------------------------------------
   Elisabeth Crosse, Assistant Secretary

                                 ACKNOWLEDGEMENT

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, the undersigned Notary Public, duly qualified and commissioned in and for the above jurisdiction, personally came and appeared John 0. Brasher Jr., Vice President of PROPA1NT SYSTEMS, INC., a Nevada corporation, who acknowledged that he signed the foregoing document and that the statements therein contained are true and correct.

         SWORN TO AND SUBSCRIBED before me on June 17, 1998.



/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------

(SEAL JENNIFER S. MYERS NOTARY PUBLIC STATE OF COLORADO)

                                    EXHIBIT A
                        RESOLUTION OF BOARD OF DIRECTORS
               ESTABLISHING A SERIES OF SHARES OF PREFERRED STOCK
                                       of
                             PROPAINT SYSTEMS, INC.


                  SERIES A. VOTING CONVERTIBLE PREFERRED STOCK
                  --------------------------------------------

         The undersigned, constituting the entire board of directors of PROPAINT SYSTEMS, INC., a Nevada corporation ("Company"), hereby take the following actions by unanimous written consent in lieu of a meeting, as authorized by Sections 78.3 15 of the Nevada General Corporation Law:

         WHEREAS, the Board of Directors of the Company ("Board") desires to establish and designate a series of shares of Preferred Stock and to fix and determine the relative rights and preferences thereof; and

         RESOLVED, FIRST, that the Board hereby establishes and designates a series of Preferred Stock of the Company to consist of 5,000,000 shares, $.001 par value per share, and hereby affixes the voting powers, designation, rights, preferences, privileges and restrictions of the shares of such series, as follows:

         1.       DESIGNATION AND CONSIDERATION.

                  The Board hereby designates 5,000,000 shares of its authorized but unissued shares of preferred stock, $.001 par value per share, as the "SERIES A, VOTING CONVERTIBLE PREFERRED STOCK". Shares of this series are herein referred to as the "Series A Preferred Stock. Each share of Series A Preferred Stock shall be issued for such consideration as the Board may determine (whether cash, property or other assets). Once duly issued for the consideration herein called for, shares of the Series A Preferred Stock shall be deemed fully paid and nonassessable.

         2.       DIVIDENDS.

                  The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends thereon; provided, that, if a dividend is declared on the common shares of the Company or on any series of preferred shares ranking equal or junior to the Series A Preferred Stock, then in such event the holders of the Series A Preferred Stock shall be entitled to receive a proportional share of such dividend, based upon the proportion of the number of shares of Series A Preferred Stock then outstanding to the total number of shares of common and preferred stock entitled to share in such dividend.

         3.       REDEMPTION.

                  The share of Series A Preferred Stock shall not be subject to redemption.

         4.       CONVERSION RIGHT.

                  4.1 CONVERSION INTO COMMON STOCK. Each share of Series A Preferred Stock may, subject to all terms and conditions of this Section 4 and subject to adjustment as provided below, at any time after issuance, be converted at the option of the holder thereof into fully paid, nonassessable common stock of the Company, tool par value per share.

                  (a) MAXIMUM CONVERSION RATE. Each share of Series A Preferred Stock may be converted into three (3) fully paid, nonassessable shares of common stock of the Company, subject to the following conversion conditions:

                  (i) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and any subsidiaries have on a combined basis opened a total of three (3) Gateways (defined below) that are fully functional and capable of immediately commencing commercial operations, as certified by an engineer qualified to make such certification;

                  (ii) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and any subsidiaries have on a combined basis opened a total of six (6) Gateways (defined below), including the four Gateways required by clause (i) immediately preceding this clause (ii), that are fully functional and capable of immediately commencing commercial operations, as certified by an engineer qualified to make such certification;

                           The term "GATEWAY" for purposes of clauses (i) and
                           (ii) immediately preceding shall mean a telephony gateway server computer that serves as a bridge between the Public Switched Telephone Network or Private Branch Exchanges, on the one hand, and the Internet on the other hand, and converts analog voice or data transmissions to digital data packets (or vice versa); provided, that five (5) of the Gateways must have capacity to handle twenty-four (24) phone lines and the Internet access to provide capacity of not less than Two Hundred Fifty Thousand (250,000) minutes of talk time per month; and one Gateway must have capacity to handle twelve (12) phone lines and the Internet access to provide capacity of not less than One Hundred Twenty-Five Thousand (125,000) minutes of talk time per month.

                  (iii) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Two Million Dollars (C$2,000,000.00) in bona fide total revenues from all sources, as reflected on unaudited interim consolidated financial statements regularly prepared for the Company and all subsidiaries;

                  (iv) one fourth (1/4th) of the shares of Series A Preferred Stock held may be converted when the Company and all subsidiaries have on a combined basis achieved an aggregate of Seven Million Dollars (C$7,000,0W.00) in bona fide total revenues from all sources, including the C$2,000,000 in bona fide total revenues required by clause (ii) immediately preceding this clause (v), as reflected on unaudited interim consolidated financial statements regularly prepared for the Company and all subsidiaries,

                           The four conversion conditions of this Paragraph 4.1(a) need not be satisfied in any particular order, nor is the satisfaction of any conversion condition dependent upon the prior satisfaction of any other conversion condition.


                  (b) When Conversion Rate Determinable by Board of Directors. For purposes of this Section 4, the term '?(R)organization" includes any merger, consolidation, share exchange, or other business Combination pursuant to which the Company is not the surviving corporation after the effective date of the Reorganization, and any sale or lease of all or substantially all of the assets of the Company, and the term' "Reorganization Agreement' shall mean a plan or agreement with respect to a Reorganization. In the event the Company consummates a Reorganization, every share of Series A Preferred Stock issued and outstanding on the Reorganization's effective date shall on such date be converted into the number and kind of shares or other property that would be received by a person holding the number of common shares of the Company into which the shares of Series A Preferred Stock would be convertible on the effective date.

                  If on a Reorganization's effective date all four of the conversion conditions set forth in subparagraph 4.1(a) have not been satisfied, then the immediately following sentence shall apply to the holders of the Series A Preferred Stock. In regard to any conversion conditions which at the time of execution of the Reorganization Agreement have not been satisfied, the Board of Directors shall, prior to such effective date, In good faith determine the extent to which such remaining conversion conditions have been partially satisfied. [For example, achieving C$ t,000,000 in total revenues would satisfy one-fifth of the subparagraph 4.7(a)(ii) conversion condition and one-seventh of subparagraph' 4.1(a)(N) conversion condition, respectively.] The Board of Directors shall then determine the number of shares of the Company's common stock into which the shares of Series A Preferred Stock may be converted, which shall be in proportion to the extent the remaining conversion conditions have then been partially satisfied. The determination of the Board of Directors in this matter shall be final and binding for all purposes.

                  (c) Automatic Conversion at Minimum Conversion Rate. On the fifth (5th) anniversary of the Original Issue Date of the Series A Preferred Stock, every share of Series A Preferred Stock which has not theretofore satisfied any of the foregoing conversion conditions in this Section 4 and been converted to common stock shall, automatically and without any requirement to satisfy any conversion conditions of this Section 4 and without need of any further action on the part of holders of Series A Preferred Stock except to surrender the Series A Preferred Stock certificates to the Company's Secretary for conversion, be Converted into and thereafter represent one half (1/2) of a share of the common stock of the Company (the "MINIMUM CONVERSION RATE").

                  (d) OTHER MATTERS RELATING TO CONVERSION. The common shares of the Company into which shares of Series A Preferred Stock are converted ("Conversion Shares' will not be registered under the Securities Act of 193x; as amended ('Act), but shall be issued in reliance upon Section 4(2) of the Act or Rule 505 or 506 of Regulation D under the Act, or Regulation S under the Act, or other available exemption from registration under the Act. Conversion shall be deemed to occur on the date a certificate evidencing shares of Series A Preferred Stock being converted is presented to the Company or to the Company's transfer agent and registrar, properly endorsed and accompanied by the proper fee payable for issuance of the Conversion Shares. Each certificate evidencing Series A Preferred Shares or Conversion Shares shall be subject to such restrictions, conditions and limitations, and shall bear such restrictive legends, if any, as are required by applicable laws, rules and regulations.

                  4.2 OTHER ADJUSTMENTS TO CONVERSION RATES. The conversion rates set forth In paragraph 4.1 above will be subject to further adjustment if the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Company's assets, or in case of any reclassification of the Common Stock. Holders of shares of the Series A Preferred Stock shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares into which the shares of Series A Preferred Stock might have been converted immediately prior to occurrence of the event. In the event of a split or combination, the number of Conversion Shares issuable shall be appropriately adjusted. For purposes of this paragraph, the term "shareholder" means a holder of Common Stock.

                  4.3 NO FRACTIONAL SIMMS ISSUABLE. NO fractional share of Common Stock, or scrip or other instrument representing a fractional Common Share, shall be issued upon conversion of any share of Series A Preferred Stock. If arty such conversion results in a fractional share of Common Stock being issuable, the Company issue a whole share if the fraction is one half (0.50) or more, and the converting holder shall forfeit the fraction if less than one half (0.50).

                  4.4 COMMON STOCK AUTHORIZED AND RESERVED. The Board hereby specifically authorizes the issuance of and reserves for issuance an aggregate of 15,000,000 Common Shares upon conversion of the Series A Preferred Stock, giving effect to the conversion rates set forth in paragraph 4.1; provided, however, that V any adjustment to the conversion rates should require the issuance of a greater number of Common Shares, then the issuance of such greater number of Common Shares hereby is authorized and reserved.

         5.       RIGHTS ON LIQUIDATION, DISSOLUTION, OR WINDING UP.

                  5.1 PAYMENT OF LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of shares of Series A Preferred Stock shall be subordinate to all claims of the Company's creditors and to Balms of the holders of every series of the Company's preferred stock ranking senior upon liquidation to the Series A Preferred Stock, but otherwise are entitled to receive a liquidation preference in the amount of $.001 per share, before any payment is made to any holder of common shares or any series of preferred shares ranking junior to the shares of Series A Preferred Stock. After the payment of such liquidation preference and any liquidation preferences payable to holders of any other series of preferred shares, the holders of the shares of Series A Preferred Stock shall Share ratably with the holders of the Company's common stock and all series of preferred stock ranking on a parity with or junior to the Series A Preferred Stock in the Company's assets available for distribution to its shareholders.

                  5.2 EFFECTIVE REORGANIZATION. Neither the consolidation or merger of the Company with or into any other company nor the lease, exchange, sale or transfer of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company's affairs, whether voluntary or otherwise, within the meaning of this Section 5.

         6.       VOTING RIGHTS.

                  The shares of Series A Preferred Stock shall have the right to vote in elections of directors and on other matters generally as to which shareholders of the Company may vote. Each share of Series A Preferred Stock shall be entitled to cast one (1) vote on every matter placed before shareholders for consideration. The shares of Series A Preferred Stock shall vote with the common shares and not as a separate class. Any matter which requires the approval of the holders of the Series A Preferred Stock shall require only the affirmative vote of a majority of the votes cast by the holders of such shares, voting as a separate class, at any lawful meeting of such holders which commences with a quorum; or If such shares vote by means of written consent in lieu of a meeting, the concurrence of only a majority of the holders of the Series A Preferred Stock shall be necessary.

         7.       CERTAIN CORPORATE ACTIONS.

                  The Company shall not amend its articles or certificate of incorporation without the prior approval of the holders of the Series A Preferred Stock, voting as a separate class, if such amendment would directly or indirectly effect any adverse change in any of the rights, preferences or privileges of, or limitations provided for herein for the benefit of, the holders of Series A Preferred Stock. Without limiting the generality of the foregoing, no such amendment may be affected without such approval if such amendment would:

                  (a) Reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences of the holders of Series A Preferred Stock relative to the rights upon liquidation, dissolution or winding up of the holders of any other class or series of the Company's shares; OR

                  (b) Cancel or modify the right of holders of Series A Preferred Stock to convert such shares to Common Shares of the Company, all as set forth herein.

         8.       RANK OF SERIES A PREFERRED STOCK.

                  The shares of the Series A Preferred Stock shall rank junior to all series of preferred stock of the Company hereafter created, unless such subsequently created series expressly ranks on a parity with or subordinate to the Series A Preferred Stock. The Company may issue other shares of another class or series of preferred stock after the date hereof which rank on a parity with or senior to the Series A Preferred Stock.

         9.       STATUS OF CERTAIN SHARES,

                  Shares of Series A Preferred Stock which (i) have been redeemed, converted, exchanged, purchased, retired or surrendered to the Company, or (ii) have been reacquired In any other manner, or (iii) have not been sold or issued and which by determination of the Board of Directors shall not be sold or issued as Series A Preferred Stock, shall have the status of authorized and unissued preferred shares and may be reissued by the Board of Directors as shares of Series A Preferred Stock or any other series of preferred stock. In any such event, the Board of Directors may but shall not required to file an amendment to the Company's articles of incorporation with the Nevada Secretary of State to reflect any such fact.

         10.      TAX MATTERS.

                  The holders of Series A Preferred Stock shall be solely liable for and shall pay any and all taxes and other governmental charges, of every kind, that may be imposed in respect of the issue or delivery of Common Shares upon redemption or conversion of Series A Preferred Stock. The Company may withhold certain of such Common Shares in order to satisfy the Company's tax withholding obligations or take similar steps to ensure that such taxes and charges are duly paid. If the Company becomes liable for or pays any such taxes due to acts of a Series A Preferred Stock holder, it may, in order to recoup the amount of such taut or tax liability:

                  (i) withhold the amount of such tax or tax liability from any funds whatever in or coming into the Company's possession and belonging to such holder, including dividends declared on the Series A Preferred Stock and payable to such holder; and/or

                  (ii) cancel and reissue in the Company's name such number of shares of Series A Preferred Stock, based upon the original issue price per share, as will equal the amount of the tax paid or tax liability incurred.

         11.      NO LIMIT IMPOSED ON CORPORATE POWERS.

                  Except to the extent expressly set forth herein, the issuance and existence of the Series A Preferred Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes In the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or other indebtedness, or the dissolution or liquidation of the Company, or any sale, 'exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  IN WITNESS WHEREOF, the undersigned directors have duly approved the foregoing resolution effective as of June 16, 1998.


                                                        /s/ John D. Brasher Jr.
                                                        -----------------------
                                                        John D. Brasher Jr.

(SEAL PROPAINT SYSTEMS, INC. NEVADA 1995)

      FILED
IN THE OFFICE OF THE
   SECRETARY OF
   STATE OF THE
  STATE OF NEVADA
    MAR 30 1999
                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                             PROPAINT SYSTEMS, INC.
                             (A Nevada Corporation)

No. C22258-95
    ---------
/s/ Dean Heller
---------------
DEAN HELLER, SECRETARY OF STATE

         PROPAINT SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The Board of Morton of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to amend the first paragraph of Ankle FIFTH in order to increase the number of common shares and preferred shares authorized issuable, declaring each amendments to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIFTH of the Certificate of Incorporation of this corporation be amended to provide as follows:

         "FIRST. The name of this corporation is PROPAINT SYSTEMS, INC

         FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ONE HUNDRED TWENTY-FIVE MILLION (125,000,000), of which ONE HUNDRED MILLTON (100,000,000) shares having a par value of $.001 per share shall be of a class designated "COMMON STOCK" (or "COMMON SHARES") and TWENTY-FIVE MILLION (25,000,000) shares having a par value of $.001 per share shall be of a class designated "PREFERRED STOCK" (or "PREFERRED SHARES". All shares of the Corporation shall be issued for such consideration or considerations ac the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows: "

         B. Other than the amendment to the first paragraph of Article FIFTH, there are no amendments to the Certificate of Incorporation.

         C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78390 of the General Corporation Law of Nevada.

         IN WITNESS WHEREOF, PROPAINT SYSTEMS, INC. has caused this Certificate of Amendment to be signed by its Vice President, and attested by its Secretary, as of the date below.

DATED: June 5, 1998                       PROPAINT SYSTEMS, INC.

                                          By /s/ John D. Brasher Jr.
                                             -----------------------------------
                                             John D. Brasher Jr., Vice President


By /s/Elisabeth M. Crosse
   -------------------------------------
   Elisabeth Crosse, Assistant Secretary

(SEAL FOR PROPAINT SYSTEMS, INC NEVADA 1995)

                                 ACKNOWLEDGMENTS

STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally Came and appeared John
D. Brasher It, the Vice President of PROPAINT SYSTEMS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth axe true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 5, 1998.



/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------

(SEAL JENNIFER S. MYERS NOTARY PUBLIC STATE OF COLORADO)



STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )


         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and fur the above jurisdiction, personally came and appeared Elisabeth M. Crosse, the Secretary of PROPAINT SYSTEMS, INC., who after being duty sworn declared that she executed the foregoing Certificate of Amendment as her frets act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 5, 1948.


/s/ Jennifer S. Myer
--------------------       My Commission     My Commission
NOTARY PUBLIC              Expires           Expires October 22, 2001
                                             ------------------------

(SEAL JENNIFER S. MYERS NOTARY PUBLIC STATE OF COLORADO)


================================================================================

                               SECRETARY OF STATE
                                STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PROPAINT SYSTEMS, INC. (Formerly: ENEFEL 1001, INC.) did on December 18. 1995 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                    IN WITNESS WHEREOF. I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on June 18, 1998.

                                    /s/ Dean Heller
                                    ---------------------------------------
                                    Secretary of State
                                    By /s/ [UNLEGABLE]
                                    ---------------------------------------
                                    Certification Clerk

(THE GREAT SEAL OF THE STATE OF NEVADA)

================================================================================